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                                                             EXHIBIT (A-3)(3)(B)

                                    BY-LAWS

                                       OF

                            ANTHONY INDUSTRIES, INC.

                                   ARTICLE I

OFFICES

  The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within and without the State of Delaware.

                                   ARTICLE II

STOCKHOLDERS

  SECTION 1. Annual meetings of stockholders shall be held during the month of May in each year, at such times and such places, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors.

  SECTION 2. Except as otherwise required by statute or the Corporation's Certificate of Incorporation, special meetings of stockholders may be called by the Board of Directors or the Chairman of the Board. Special meetings of stockholders shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be stated in the notices of such meetings. Notice of any special meeting shall state the purpose or purposes for which the meeting is to be held and no other business shall be transacted except as stated in such notice.

  SECTION 3. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.

  SECTION 4. Except as otherwise required by statute, the Corporation's Certificate of Incorporation or these By-Laws, all matters coming before any meeting of stockholders shall be decided by the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at such meeting and voting thereon, a quorum being present.

  SECTION 5. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint two or more persons to act as inspectors, to receive, canvass and report the votes cast by the stockholders at such meeting.

  SECTION 6. The Chairman of the Board shall preside at all meetings of stockholders; and in his absence, the Board of Directors may appoint a person to act as chairman of the meeting.

  SECTION 7. The Secretary or an Assistant Secretary shall act as secretary at all meetings of stockholders; and in their absence, the chairman of the meeting shall appoint a person to act as secretary of the meeting.

                                  ARTICLE III

BOARD OF DIRECTORS

  SECTION 1. The business and affairs of the Corporation shall be managed by or under direction of the Board of Directors. The directors shall elect one of their members to be Chairman of the Board, who shall perform such duties as are provided in these By-Laws or are from time to time assigned by the Board. The Chairman of the Board may, but need not be, an officer of the Corporation.

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  SECTION 2. Regular meetings of the Board of Directors shall be held on such dates and at such times and such places, within or without the State of Delaware, as shall be fixed from time to time by the Board.

  SECTION 3. Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Chairman of the Board or the Secretary upon a request in writing by any four directors. Notice shall be given of the date, time and place of each special meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, any and all business may be transacted at any special meeting of the Board of Directors.

  SECTION 4. The Chairman of the Board shall preside at all meetings of the Board of Directors; and in his absence, the Board of Directors may appoint any other person to act as chairman of the meeting. Less than a quorum of the Board may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.

                                   ARTICLE IV

COMMITTEES

  SECTION 1. The Corporation shall have an Executive Committee and an Audit Committee, which shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize. The Executive and Audit Committees shall consist of two or more directors.

  SECTION 2. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its own members such other committees as the Board may determine. Each such committee shall have such powers of the Board of Directors, not prohibited by statute, as the Board shall from time to time authorize.

  SECTION 3. A majority of a committee shall constitute a quorum for the transaction of business. Each committee shall keep regular minutes of its meetings and shall report the same to the Board of Directors when requested. The Board of Directors may discharge any committee or any member thereof either with or without cause at any time.

  SECTION 4. In the case of the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

                                   ARTICLE V

OFFICERS

  SECTION 1. The Board of Directors shall elect the following officers: Chief Executive Officer, President, one or more Vice Presidents, Treasurer and Secretary and such other officers as it may from time to time determine.

  SECTION 2. The term of office of all officers shall be for one year and until their respective successors are elected and qualified. The Board of Directors may remove any officer either with or without cause at any time.

  SECTION 3. The Chief Executive shall be the chief executive officer of the Corporation and shall have such powers and duties as generally pertain to the responsibilities of chief executive officer, including the management of the business and affairs of the Corporation, subject only to the Board of Directors. The

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President, subject and reporting to the Chief Executive Officer, shall be the chief operating officer of the Corporation, and shall have such powers and duties as generally pertain to the responsibilities of chief operating officer as may be determined from time to time by the Chief Executive Officer. The other officers of the Corporation, subject and reporting to the Chief Executive Officer and/or the President, as determined from time to time by the Chief Executive Officer, shall each have such powers and duties as generally pertain to their respective offices. Any officer of the Corporation shall in addition have such powers and duties as may be conferred by the Board of Directors.

  SECTION 4. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to vote at any meetings of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors may from time to time confer like powers upon any other person or persons.

                                   ARTICLE VI

CAPITAL STOCK

  SECTION 1. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe.

  SECTION 2. The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates for shares of stock of any class or series and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

  SECTION 3. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

  SECTION 4. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it and/or to its transfer agent and/or registrar, if any, as it shall deem necessary or advisable.

  SECTION 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable to other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                  ARTICLE VII

MISCELLANEOUS

  SECTION 1. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and state of incorporation.

  SECTION 2. The Board of Directors shall have the power to fix, and from time to time to change, the fiscal year of the Corporation.

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                                  ARTICLE VIII

AMENDMENT

  The Board of Directors shall have the power to adopt, alter and repeal By-Laws of the Corporation at any regular or special meeting of the Board, subject to the power of the stockholders to alter or repeal any By-Law adopted or altered by the Board of Directors. By-Laws may be adopted, altered or repealed by the stockholders by the vote of the holders of a majority of the outstanding shares entitled to vote thereon provided that notice of the proposed adoption, alteration or repeal shall have been given in the notice of such meeting of stockholders.


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